UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2004

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10700 Bren Road West
Minnetonka, MN 55343

(Address of principal executive offices)

(952) 930-6000

(Registrant’s telephone number, including area code)

Item 8.01. Other Events.

     On September 13, 2004, American Medical Systems, Inc., a wholly-owned subsidiary of American Medical Systems Holdings, Inc., and Mentor Corporation entered into a settlement agreement under which both parties agreed to dismiss the intellectual property lawsuits involving American Medical Systems and Mentor, and a non-exclusive cross-license agreement covering patents related to the field of female pelvic health. Under the cross-license agreement, American Medical Systems will make a one-time payment to Mentor in the amount of $2.5 million. for access to U.S. Patent No. 6,638,211, which is a method patent covering the transobturator surgical approach owned by Mentor and was the subject of the litigation. American Medical Systems does not expect this payment to materially impact its projected financial results.

     On September 14, 2004, American Medical Systems issued a press release announcing that it had settled this intellectual property litigation with Mentor. The press release is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     Not Applicable.

     (b) Pro Forma Financial Information.

     Not Applicable.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 14, 2004 (included herewith).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
By:	/s/ Carmen L. Diersen
Carmen L. Diersen
Executive Vice President and Chief Financial Officer

Dated: September 13, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated September 14, 2004 (included herewith).